                                                                 EXHIBIT (a)(18)

DISCLOSURE DOCUMENT DATED OCTOBER 9, 1995

THIS DISCLOSURE DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN DOUBT ABOUT THE FINAL OFFER YOU SHOULD CONSULT AN INDEPENDENT FINANCIAL ADVISER.

THE FINAL OFFER IS MADE IN THE UNITED STATES SOLELY BY THE FINAL OFFER DOCUMENT DATED OCTOBER 9, 1995 (TOGETHER WITH THIS DISCLOSURE DOCUMENT), THE ORIGINAL OFFER DOCUMENT DATED AUGUST 25, 1995 AND THE RELATED ACCEPTANCE FORMS (WHICH COLLECTIVELY CONSTITUTE THE FINAL OFFER) AND IS NOT BEING MADE TO, NOR WILL THE FINAL OFFER BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF ARAN ORDINARY SHARES OR ARAN ADSs IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTIONS. IN THOSE JURISDICTIONS WHOSE SECURITIES LAWS OR BLUE SKY LAWS REQUIRE THE FINAL OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE FINAL OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF ARCO IRISH HOLDINGS INC. BY ROTHSCHILD INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF THOSE JURISDICTIONS.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ARAN ORDINARY SHARES OR ARAN ADSs, PLEASE PASS THE FINAL OFFER DOCUMENT, TOGETHER WITH THIS DISCLOSURE DOCUMENT AND THE ACCOMPANYING ACCEPTANCE FORMS, AS SOON AS POSSIBLE TO THE PURCHASER OR TRANSFEREE, OR TO THE BANK, STOCKBROKER OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR ONWARD TRANSMISSION TO THE PURCHASER OR TRANSFEREE. HOWEVER, SUCH DOCUMENTS, THE ORIGINAL OFFER DOCUMENT AND RELATED MATERIALS SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO AUSTRALIA, CANADA OR JAPAN.

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                               Final Cash Offer

                                      by

                         N M Rothschild & Sons Limited

                                 on behalf of

                          ARCO IRISH HOLDINGS [LOGO]

                         a wholly owned subsidiary of

                                     ARCO

                          to acquire all outstanding
                Ordinary Shares and American Depositary Shares

                                      of

                                Aran Energy plc

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  N M Rothschild & Sons Limited, acting in the United States through
Rothschild Inc., on behalf of ARCO Irish Holdings Inc. ("ARCO Irish Holdings"), a wholly owned subsidiary of Atlantic Richfield Company ("ARCO"), is offering to purchase the entire issued (and to be issued) share capital of Aran Energy plc ("Aran"), upon the terms and subject to the conditions set forth in the Offer Document dated August 25, 1995 (the "Original Offer Document"), the Final Offer Document dated October 9, 1995 (together with this disclosure document, the "Final Offer Document") and the related Acceptance Forms on the following bases:

 . For each Ordinary Share ("Aran Share"): IR68p in cash

 . For each American Depositary Share
  ("Aran ADS") which represents 30 Aran
  Shares:                                 IR(Pounds)20.40 in cash

  IN THE EVENT THAT THE STATOIL/CONNEMARA PROPOSAL (BEING THE PROPOSED FARM-OUT OF AN AGGREGATE 47.5% INTEREST IN THE CONNEMARA LEASE UNDERTAKING BY ARAN SERVICING LIMITED TO STATOIL (U.K.) LIMITED ("STATOIL")) IS APPROVED AT THE EXTRAORDINARY GENERAL MEETING OF ARAN SHAREHOLDERS CONVENED FOR OCTOBER 23, 1995 OR AT ANY ADJOURNMENT THEREOF (THE "ARAN MEETING"), THE CONSIDERATION PAYABLE UNDER THE FINAL OFFER WILL INSTEAD BE AS FOLLOWS:

 . For each Aran Share:                    IR66p in cash

 . For each Aran ADS which represents
  30 Aran Shares:                         IR(Pounds)19.80 in cash

  ARCO AND ARCO IRISH HOLDINGS ARE OPPOSED TO THE STATOIL/CONNEMARA PROPOSAL AND BELIEVE IT TRANSFERS VALUE FROM ARAN SHAREHOLDERS TO STATOIL. ACCORDINGLY, ARCO AND ARCO IRISH HOLDINGS HAVE STRUCTURED THE FINAL OFFER TO MEET THE POSSIBILITY OF THE STATOIL/CONNEMARA PROPOSAL BEING APPROVED AND THE RESULTING DIMINUTION IN SHAREHOLDER VALUE.

                     KEY POINTS FOR ARAN'S SECURITYHOLDERS

 . The Final Offer will be open for acceptance until 1:00 p.m. (Dublin and London time), 9:00 a.m. (New York City time), on October 24, 1995. It will not be extended, nor will it be revised or increased, except that ARCO Irish Holdings reserves the right to increase, extend or otherwise revise the Final Offer should the U.K. Panel on Takeovers and Mergers (the "U.K. Panel") so agree or in the event of a competitive situation (including an offer or an intention to make an offer being announced by or on behalf of the unnamed third party referred to in Aran's announcement of October 6,
   1995) arising (as determined by the U.K. Panel).

 . The Final Offer is conditioned, among other things, on valid acceptances being received in respect of not less than 95% of the Aran Shares (including Aran Shares represented by Aran ADSs) to which the Final Offer relates, or such lesser percentage as ARCO Irish Holdings may decide (the "acceptance level"), provided that such condition (the "Acceptance Condition") shall not be satisfied unless ARCO Irish Holdings and/or its wholly owned subsidiaries shall have acquired or agreed to acquire, pursuant to the Final Offer or otherwise, Aran Shares (including Aran Shares represented by Aran ADSs) carrying more than 50% of the voting rights normally exercisable at general meetings of Aran. ARCO Irish Holdings intends to revise the Acceptance Condition at the earliest opportunity so that the condition will have been satisfied if ARCO Irish Holdings and/or its wholly owned subsidiaries shall have acquired or agreed to acquire, pursuant to the Final Offer or otherwise, Aran Shares (including Aran Shares represented by Aran ADSs) carrying more than 50% of the voting rights normally exercisable at general meetings of Aran, including, for this purpose, any such voting rights attaching (or which on issue will attach) to any Aran Shares (including Aran Shares represented by Aran ADSs) which have been unconditionally allotted or issued before the Acceptance Condition (as reduced) is satisfied whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise. Accordingly, subject to ARCO Irish Holdings not being aware of any circumstance which constitutes or may result in a breach of or failure to satisfy any of the remaining conditions to the Final Offer (other than condition (a), the Acceptance Condition, and condition (b) relating to the granting of Irish Mergers Act clearance), ARCO Irish Holdings intends on October 19, 1995 to give three U.S. Business Days' notice to reduce the acceptance level as described above with effect on and from October 24, 1995.

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 . Holders of Aran Shares who wish to accept the Final Offer should use the
   Revised Form of Acceptance. THE REVISED FORM OF ACCEPTANCE PERMITS A TENDERING HOLDER OF ARAN SHARES TO ELECT, BY COMPLETING THE APPROPRIATE BOX(ES), EITHER (i) TO ACCEPT THE FINAL OFFER IN RESPECT OF ALL OR SOME OF SUCH HOLDER'S ARAN SHARES AT THE APPLICABLE PRICE DETERMINED AS DESCRIBED ABOVE, (ii) TO ACCEPT THE FINAL OFFER ONLY IF THE STATOIL/CONNEMARA PROPOSAL IS VOTED DOWN BY THE ARAN SHAREHOLDERS AT THE ARAN MEETING (I.E., ONLY AT THE HIGHER PRICE) OR ONLY IF THE STATOIL/CONNEMARA PROPOSAL IS APPROVED (I.E., ONLY AT THE LOWER PRICE) OR (iii) TO ACCEPT THE FINAL OFFER IN RELATION TO A DIFFERENT NUMBER OF ARAN SHARES DEPENDING ON WHETHER THE STATOIL/CONNEMARA PROPOSAL IS OR IS NOT APPROVED BY THE ARAN SHAREHOLDERS AT THE ARAN MEETING. COPIES OF THE REVISED FORM OF ACCEPTANCE ARE AVAILABLE FROM THE U.S. DEPOSITARY AT THE ADDRESSES AND TELEPHONE NUMBERS SET FORTH BELOW.

 . Holders of Aran ADSs who wish to accept the Final Offer should use (i) either the Revised Letter of Transmittal or the Letter of Transmittal accompanying the Original Offer Document and (ii) if such tendering holder wishes to utilize the guaranteed delivery procedures set forth in the Final Offer, either the Revised Notice of Guaranteed Delivery or the Notice of Guaranteed Delivery accompanying the Original Offer Document. TENDERS OF ARAN ADSs PURSUANT TO THE LETTER OF TRANSMITTAL ACCOMPANYING THE ORIGINAL OFFER DOCUMENT SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE FINAL OFFER IN RESPECT OF ALL SUCH ARAN ADSs AT THE APPLICABLE PRICE DETERMINED AS DESCRIBED ABOVE. THE REVISED LETTER OF TRANSMITTAL PERMITS A TENDERING HOLDER OF ARAN ADSs TO ELECT, BY COMPLETING THE APPROPRIATE BOX(ES), EITHER (i) TO ACCEPT THE FINAL OFFER IN RESPECT OF ALL OR SOME OF SUCH HOLDER'S ARAN ADSs AT THE APPLICABLE PRICE DETERMINED AS DESCRIBED ABOVE, (ii) TO ACCEPT THE FINAL OFFER ONLY IF THE STATOIL/CONNEMARA PROPOSAL IS VOTED DOWN BY THE ARAN SHAREHOLDERS AT THE ARAN MEETING (I.E., ONLY AT THE HIGHER PRICE) OR ONLY IF THE STATOIL/CONNEMARA PROPOSAL IS APPROVED (I.E., ONLY AT THE LOWER PRICE) OR (iii) TO ACCEPT THE FINAL OFFER IN RELATION TO A DIFFERENT NUMBER OF ARAN ADSs DEPENDING ON WHETHER THE STATOIL/CONNEMARA PROPOSAL IS OR IS NOT APPROVED BY THE ARAN SHAREHOLDERS AT THE ARAN MEETING. COPIES OF THE REVISED LETTER OF TRANSMITTAL AND THE REVISED NOTICE OF GUARANTEED DELIVERY ARE AVAILABLE FROM THE U.S. DEPOSITARY AT THE ADDRESSES AND TELEPHONE NUMBERS SET FORTH BELOW.

 . THERE CAN BE NO ASSURANCE THAT THE RESULTS OF THE ARAN MEETING WILL BE
   AVAILABLE PRIOR TO THE TERMINATION OF WITHDRAWAL RIGHTS. ACCORDINGLY, WE URGE YOU TO CONSIDER CAREFULLY THE ELECTIONS YOU CAN MAKE REGARDING THE STATOIL/CONNEMARA PROPOSAL IN THE REVISED FORM OF ACCEPTANCE AND THE REVISED LETTER OF TRANSMITTAL. PLEASE NOTE THAT IF YOU SUBMIT A DULY EXECUTED REVISED FORM OF ACCEPTANCE OR REVISED LETTER OF TRANSMITTAL AND FAIL TO MAKE ANY ELECTION REGARDING THE BASIS ON WHICH YOU ARE ACCEPTING THE FINAL OFFER, YOU WILL BE DEEMED TO HAVE ACCEPTED THE FINAL OFFER IN RESPECT OF ALL ARAN SHARES OR ARAN ADSs TENDERED THEREBY AT THE APPLICABLE PRICE DETERMINED AS DESCRIBED ABOVE.

 . Withdrawals of previous tenders of Aran ADSs pursuant to Letters of Transmittal may be made in writing or by facsimile transmission to the U.S. Depositary at the addresses and facsimile copy number set forth below in accordance with the procedures set forth in the Final Offer Document and the Original Offer Document. Aran ADS holders may submit such facsimile withdrawals 24 hours a day, up to 9:00 a.m. (New York City time) on October 24, 1995. Delivery of a properly completed and duly executed Revised Letter of Transmittal in accordance with the procedures set forth in the Final Offer Document and the Original Offer Document will automatically constitute a revocation of any Letter of Transmittal previously delivered by the tendering Aran ADS holder.

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 . Aran securityholders may telephone the U.S. Depositary at (800) 659-6111
   (Toll Free 24 Hours) in order to obtain the results of the Aran Meeting (when disclosed by Aran).

 . COMPLETION OF THE ACCEPTANCE PROCEDURES WILL TAKE LONGER THAN YOU EXPECT.
   DON'T WAIT FOR THE LAST MOMENT!

  This disclosure document should be read in conjunction with the Final Offer Document and the Original Offer Document, which contain a complete description of the terms of the Final Offer. Requests for assistance or copies of the Final Offer Document, the Original Offer Document, the circular from ARCO Irish Holdings to Aran securityholders dated September 14, 1995, the Revised Form of Acceptance, the Revised Letter of Transmittal and the Revised Notice of Guaranteed Delivery may be directed to the U.S. Depositary at the addresses and telephone numbers set forth below, and copies will be furnished promptly at ARCO Irish Holdings' expense.

                  The U.S. Depositary for the Final Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                  Suite 4680
                                14 Wall Street
                                 Eighth Floor
                           New York, New York 10005

        Facsimile Copy Number:                  For Information Call:
        (201) 222-4720 or 4721               (800) 659-6111 (Toll Free)
         Confirm by Telephone:                    or (201) 324-0137
            (201) 422-4707

               By Mail:                     By Hand or Overnight Courier:
              Suite 4660                             Suite 4680
             P.O. Box 2559                         14 Wall Street
     Jersey City, New Jersey 07303                  Eighth Floor
                                              New York, New York 10005

        The Dealer Manager for the Final Offer in the United States is:

                                ROTHSCHILD INC.

                          1251 Avenue of the Americas
                                  51st Floor
                              New York, NY 10020
                      (212) 403-3611 within New York City
          (800) 753-5151 ext. 3611 (Toll Free) outside New York City

October 9, 1995

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